News Release

MEDIA CONTACTS:	Telkonet Investor Relations
414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Milwaukee-based Clean Technology Provider Telkonet Demonstrating Results With Second Consecutive Quarter of Positive Operating Income

August 8, 2011: Milwaukee, WI – Telkonet, Inc. (OTCBB: TKOI.OB), developer of the state-of-the-art EcoSmart energy management platform and a leading provider of Internet services for the hospitality industry, announced today financial results for the second quarter ended June 30, 2011.

For the second quarter ended June 30, 2011, Telkonet reported revenue of $2.9 million, an increase of 18% when compared to the quarter ended March 31, 2011.  Telkonet reported revenues of $3.2 million for the quarter ended June 30, 2010.  Telkonet reported gross margins of 55% for the quarter ended June 30, 2011 compared to 61% for the quarter ended March 31, 2011 and 58% for the quarter ended June 30, 2010.

Telkonet reported operating income of $0.1 million for the quarter ended June 30, 2011 compared to $0.2 million for the quarters ended June 30, 2010 and March 31, 2011. Telkonet had a positive adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a non-GAAP measure, of approximately $0.3 million for the quarter ended June 30, 2011 and $0.2 million for the quarter ended June 30, 2010, a 50% increase. Telkonet had a positive adjusted EBITDA of $0.3 million for the quarter ended March 31, 2011.

For the six months ended June 30, 2011 Telkonet had revenue of $5.4 million, a decrease of 6% compared to $5.8 million in the six months ended June 30, 2010. Telkonet reported gross margins of 58% for the six months ended June 30, 2011, an increase of 2%, compared to 56% for the six months ended June 30, 2010.

For the first six months of fiscal 2011, Telkonet reported operating income of $0.3 million, or $0.01 per share, compared to an operating loss of ($0.5 million), or ($0.01) per share for the six months ended June 30, 2010, an increase of 160%. Telkonet had a positive adjusted EBITDA of approximately $0.5 million for the six months ended June 30, 2011, an improvement of $0.8 million compared to a negative adjusted EBITDA of ($0.3 million) for the six months ended June 30, 2010.

Cash, Debt & Liquidity

Telkonet reported $0.9 million in cash and cash equivalents at June 30, 2011 compared to $0.1 million at June 30, 2010. Telkonet’s current ratio improved to .95 at June 30, 2011 from .26 at June 30, 2010.  Although Telkonet reported negative working capital of ($0.2 million) at June 30, 2011, the Company’s position improved by $6.0 million from June 30, 2010.  Telkonet’s debt to equity ratio improved to .42 at June 30, 2011 from 1.41 at June 30, 2010.

Key Business Highlights

Telkonet has experienced a number of significant events during the second quarter and thus far in 2011.  Operational and sales highlights have included:

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•	Completing the second consecutive quarter with both positive EBITDA and Net Income for the first time in company history

•	Closing of a $1.3 million Series B preferred equity financing positioning the company for growth through 2011 and beyond

•	Significant activity in Energy Service Company (ESCO) relationships for Telkonet’s EcoSmart platform

•	New membership in industry-leading organizations, including the Zigbee Alliance and HTNG, driving product and standards innovation and strategic development

•	Traffic on Telkonet’s EthoStream Hospitality Network has grown more 25% in the second quarter to pass 4.3 million users monthly

•	Telkonet’s EthoStream Hospitality Network has added more than 130 properties and 20,000 rooms in the second quarter

•	Awarding of the first ever awarded Authorization to Operate (ATO) orders for wireless/plc networking solution designated to transport sensitive information in partnership with Naval Sea Logistics

Telkonet’s President and Chief Executive Officer, Jason Tienor, said, “We’re very pleased with our operational performance which drove quarterly cash flow from operations.  We continue to deliver significant ongoing cost savings and generate strong cash flow.  We continue to see strong business demand across all of our products, from individual customers to strategic relationships with enterprise Energy Service Companies (ESCOs).  Right now we’re very focused on the launch of our EcoGuard product and the continued market growth and penetration of our EcoSmart Suite. We’re intent on providing our customers seamless and powerful ways of curbing energy consumption and our second quarter platform and inventory investments have positioned us securely for long-term growth.”

Conference Call
The Company will hold a conference call Monday, August 8, 2011 at 4:30 p.m. ET to discuss these results. Interested parties should dial (877) 317-8230 (domestically) or (706) 902-2567 (internationally). Please use conference ID# 84216586.  An audio replay of the call will be available until September 8, 2011 on the Investor Relations page of the Telkonet web site at http://www.telkonet.com/investors.php.

NON-GAAP Financial Measures
To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act attached to this news release, Telkonet will post to the company’s investor relations web site (www.telkonet.com) any reconciliations of differences between non-GAAP financial information that may be required in connection with issuing the company’s financial results.

The Company, as is common in its industry, uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide. Since an outside investor may base their evaluation of the Company’s performance based on the Company’s net income (loss) and not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense. In assessing the overall health of its business during the quarters ended June 30, 2011 and 2010, the Company excluded items in the following general categories, each of which are described below:

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•
Gain (Loss) on Derivative Liability. The Company has historically recorded non-cash gains and losses on the fair value of its derivative liabilities which arose from the sale of the Convertible Debentures in May and July 2008. These Debentures have embedded derivatives and the accounting treatment of derivative financial instruments requires that the Company record all derivatives and related warrants, and classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•
Stock-Based Compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods.

•
Gain (Loss) on Disposal of Fixed Assets:  In the first quarter of 2011, the Company recorded the disposal of a company vehicle. The Company considered this a one time transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•
Gain on Sale of Assets: In the first quarter of 2011, the Company sold its Series 5 Power Line Carrier product line and related business assets.   The Company considered this a one time transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

The non-GAAP financial measure described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure. In addition, as noted above, the Company evaluates the non-GAAP financial measure together with the most directly comparable GAAP financial information.

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ABOUT TELKONET

Telkonet is leading energy management technology provider offering hardware, software and services to Commercial customers throughout the world.  The EcoCentral Platform, in conjunction with the EcoSmart Suite of products, provides comprehensive savings, management and reporting of a building’s energy consumption. Telkonet’s energy management products are installed in properties within the Hospitality, Military, Educational, Healthcare and Residential markets reducing energy consumption, Carbon footprints and eliminating the need for new energy generation. www.telkonet.com

ABOUT ETHOSTREAM

EthoStream is one of the largest public High-Speed Internet Access (HSIA) providers in the world providing services to more than 3.9 million users monthly across a network of greater than 2,300 locations.  EthoStream’s EGS line of public-access gateway servers provides real-time monitoring and management of guest-access networks while its 24/7 support center is known for the highest levels of quality and service.  With a wide range of product and service offerings and one of the most comprehensive management platforms available for HSIA networks, EthoStream offers solutions for any public access location.  www.ethostream.com

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

All company, brand or product names are registered trademarks or trademarks of their respective holders.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Net income (loss) from continuing operations	113,189	483,566	1,095,667	(188,301)

Financing expense, net	10,986	155,547	190,406	324,293
Depreciation and amortization	86,235	77,790	165,180	158,200
EBITDA attributed to Telkonet segment	210,410	716,903	1,451,253	294,192

Adjustments:
(Gain) loss on disposal of fixed assets	-	-	(2,165)	-
(Gain) loss on derivative liability			(172,477)
(Gain) loss on asset sale		(541,326)	(829,296)	(696,793)
Stock based compensation	63,994	41,401	96,488	88,181
Adjusted EBITDA	$274,404	$216,978	$543,803	$(314,420)

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TELKONET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME(LOSS)
(Unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2011	2010	2011	2010
Revenues, net
Product	$1,776,888	$1,970,286	$3,127,960	$3,536,737
Recurring	1,151,048	1,213,115	2,282,675	2,230,704
Total Revenue	2,927,936	3,183,401	5,410,635	5,767,441

Cost of Sales:
Product	1,017,894	1,012,124	1,726,164	1,911,907
Recurring	291,247	326,062	555,116	631,907
Total Cost of Sales	1,309,141	1,338,186	2,281,280	2,543,814

Gross Profit	1,618,795	1,845,215	3,129,355	3,223,627

Operating Expenses:
Research and Development	184,207	264,049	371,318	529,900
Selling, General and Administrative	1,224,178	1,304,845	2,310,722	2,995,584
Depreciation and Amortization	86,235	77,790	165,180	158,200
Total Operating Expense	1,494,620	1,646,684	2,847,220	3,683,684

Income (Loss) from Operations	124,175	198,531	282,135	(460,057)

Other Income (Expenses):
Financing Expense, net	(10,986)	(155,547)	(190,406)	(324,293)
Gain on Derivative Liability	-	541,326	172,477	696,793
Gain on Sale of Asset	-	-	829,296	-
(Loss) on Disposal of Fixed Asset	-	(100,744)	2,165	(100,744)
Total Other Income	(10,986)	285,035	813,532	271,756

Income (Loss) Before Provision for Income Taxes	113,189	483,566	1,095,667	(188,301)

Provision for Income Taxes	-	-	-	-

Net Income (Loss)	$113,189	$483,566	$1,095,667	$(188,301)

Accretion of preferred dividends and discount	(170,800)	(39,347)	(313,867)	(78,460)
Net income (loss) attributable to common stockholders ststockholders shareholders	$(57,611)	$444,219	$781,800	$(266,761)
Net Income (Loss) per share:

Net Income (Loss) per share-basic	$0.00	$0.00	$0.01	$0.00
Net Income (Loss) per share-diluted	$0.00	$0.00	$0.01	$0.00
Weighted Average Common Shares Outstanding - basic	102,878,097	96,916,357	101,475,906	96,714,804
Weighted Average Common Shares Outstanding - diluted	104,404,580	97,140,595	103,002,389	96,714,804